UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007 (January 16, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2007, OMNI Energy Services Corp. (“OMNI”) executed a definitive Membership Interest Purchase and Sale Agreement (“Purchase Agreement”) to acquire BMJ Industrial Investments, L.L.C., a Texas limited liability company and its wholly-owned subsidiary, Charles Holston, Inc., a Louisiana corporation (collectively “CHI”).

Subject to the terms and conditions of the Purchase Agreement, OMNI will purchase 100% of the membership interests and equity interests of CHI for the total consideration of approximately $23.0 million, including $18.0 million of cash and the issuance of $5.0 million of three-year, 5% convertible promissory notes, convertible at $9.24 per share. Closing is subject to the approval of the transaction by OMNI’s lenders, the Board of Directors of both companies, and the members of BMJ Industrial Investments, L.L.C. At closing, CHI is required to have on hand a minimum of $7.5 million of excess working capital as defined in the Purchase Agreement.

CHI provides a full range of environmental services including transportation of non-hazardous byproducts, such as salt water and spent drilling fluids; NORM surveys, cleaning and waste disposal; tank degassing and demolition; rig pit cleaning; oilfield waste disposal; hydro blasting; dockside and offshore cleaning; and offshore sandblasting and painting. Additionally, CHI offers a wide variety of rental equipment including frac tanks, gas buster tanks, generators, lighting systems and roll-off containers.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

In the press release announcing the execution of the Purchase Agreement dated January 22, 2007, OMNI reported that, on a pro forma combined basis, its fiscal 2006 revenues, including the acquisitions of CHI, Preheat, Inc. and Rig Tools, Inc. for the entire twelve month period exceeded $140 million.

A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Membership Interest Purchase and Sale Agreement dated January 16, 2007 by and between OMNI Energy Services Corp., BMJ Industrial Investments, L.L.C., a Texas limited liability company, Charles Holston, Inc., a Louisiana corporation, and Brian J. Recatto, Lawrence J. Shaw, III, and Matthew E. Miller.

99.1	Press release dated January 22, 2007 announcing the execution of a definitive Membership Interest Purchase and Sale Agreement with BMJ Industrial Investments, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: January 22, 2007

	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President